As filed with the Securities and Exchange Commission on December 8, 2022

No. 333-267403

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.

4 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAILWIND ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-1288435 (I.R.S. Employer Identification No.)

1545 Courtney Avenue

Los Angeles, CA

Telephone: (646) 432-0610

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Hollod

Chief Executive Officer

1545 Courtney Avenue

Los Angeles, CA 90046

Telephone: (646) 432-0610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Adam Turteltaub, Esq.; Danielle Scalzo, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Tel: (212) 728-8000 Fax: (212) 728-9000	Michael J. Danaher, Esq.; Brian Dillavou, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 Tel: (650) 320-4625

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement is declared effective and all other conditions to the Business Combination described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Tailwind Acquisition Corp. is filing this Amendment No. 4 to its registration statement on Form S-4 (File No. 333-267403) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMTION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statements Schedules.

Exhibit	Description
2.1^†	Business Combination Agreement, dated as of August 5, 2022, by and among Tailwind Acquisition Corp., Compass Merger Sub, Inc. and Nuburu, Inc. (included as Annex A to the proxy statement/prospectus).
3.1	Amended and Restated Certificate of Incorporation of Tailwind (incorporated by reference to Exhibit 3.1 of Tailwind’s Current Report on Form 8-K, filed with the SEC on September 9, 2020).
3.2	Amended and Restated Bylaws of Tailwind (incorporated by reference to Exhibit 3.2 of Tailwind’s Current Report on Form 8-K, filed with the SEC on September 9, 2020).
3.3^	Form of Amended and Restated Certificate of Incorporation of New Nuburu (included as Annex B to the proxy statement/prospectus).
3.4^	Form of Certificate of Designations of New Nuburu (included as Annex C to the proxy statement/prospectus).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed with the SEC on August 26, 2020).
4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed with the SEC on August 26, 2020).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 filed with the SEC on August 26, 2020).
4.4	Warrant Agreement, dated as of September 9, 2020, by and between Tailwind and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
5.1^	Opinion of Willkie Farr & Gallagher LLP.
8.1^	Tax Opinion of Willkie Farr & Gallagher LLP.
10.1	Investment Management Trust Agreement, dated as of September 9, 2020, by and between Tailwind and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
10.2	Registration and Stockholder Rights Agreement, dated as of September 9, 2020, by and between Tailwind and Tailwind Sponsor (incorporated by reference to Exhibit 10.3 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
10.3	Letter Agreement, dated as of September 3, 2020, among Tailwind, the Sponsor and Tailwind’s officers and directors (incorporated by reference to Exhibit 10.4 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
10.4	Amendment to Letter Agreement, dated November 22, 2022, by and among Tailwind, the Sponsor, and Tailwind’s officers and directors (incorporated by reference to Exhibit 10.4 to Tailwind’s Current Report on Form 8-K filed with the SEC on November 22, 2022).
10.5	Administrative Services Agreement, dated as of September 9, 2020, by and between Tailwind and the Sponsor (incorporated by reference to Exhibit 10.5 to Tailwind’s Current Report on Form 8-K, filed with the SEC on September 9, 2020).
10.6	Sponsor Support and Forfeiture Agreement, dated as of August 5, 2022, by and among the Sponsor, Tailwind and Nuburu (incorporated by reference to Exhibit 10.1 to Tailwind’s Current Report on Form 8-K filed with the SEC on August 8, 2022).
10.7	Amendment to Sponsor Support and Forfeiture Agreement, dated November 22, 2022, by and among Tailwind, Nuburu, and the Sponsor (incorporated by reference to Exhibit 10.1 to Tailwind’s Current Report on Form 8-K filed with the SEC on November 22, 2022).
10.8	Stockholder Support Agreement, dated as of August 5, 2022, by and among Tailwind and certain stockholders of Nuburu (incorporated by reference to Exhibit 10.2 to Tailwind’s Current Report on Form 8-K filed with the SEC on August 8, 2022).

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Exhibit	Description
10.9	Amended and Restated Registration Rights and Lock-Up Agreement, dated August 5, 2022, by and among Tailwind and the parties listed on the signature pages thereto (incorporated by reference to Exhibit 10.3 to Tailwind’s Current Report on Form 8-K filed with the SEC on August 8, 2022).
10.10	Amendment to Amended and Restated Registration Rights Lock-up, Agreement, dated November 22, 2022, by and among Tailwind and the Holders (defined therein) (incorporated by reference to Exhibit 10.2 to Tailwind’s Current Report on Form 8-K filed with the SEC on November 22, 2022).
10.11	Preferred Stock Sale Option Agreement, dated August 5, 2022, by and among Tailwind and the parties listed on Schedule A thereto (incorporated by reference to Exhibit 10.4 to Tailwind’s Current Report on Form 8-K filed with the SEC on August 8, 2022).
10.12	Amendment to Preferred Stock Sale Option Agreement, dated November 22, 2022, by and among Tailwind and the Holders (as defined therein) (incorporated by reference to Exhibit 10.3 to Tailwind’s Current Report on Form 8-K filed with the SEC on November 22, 2022).
10.13	Second Amendment to Preferred Stock Sale Option Agreement, dated November 28, 2022, by and among Tailwind and the Holders (as defined therein) (incorporated by reference to Exhibit 10.1 to Tailwind’s Current Report on Form 8-K filed with the SEC on November 29, 2022).
10.14	Purchase Agreement, dated August 5, 2022, by and among Tailwind, Nuburu and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.5 to Tailwind’s Current Report on Form 8-K filed with the SEC on August 8, 2022).
10.15	Registration Rights Agreement, dated August 5, 2022, by and among Tailwind, Nuburu and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.6 to Tailwind’s Current Report on Form 8-K filed with the SEC on August 8, 2022).
10.16^#	Form of Nuburu, Inc. 2022 Equity Incentive Plan (included as Annex D to the proxy statement/ prospectus).
10.17^#	Form of Nuburu, Inc. 2022 Employee Stock Purchase Plan (included as Annex E to the proxy statement/prospectus).
10.18^#†	Amended and Restated Employment Agreement, effective December 3, 2022, by and between Nuburu and Mark Zediker.
10.19^#	Employment Agreement, effective December 2, 2022, by and between Nuburu and Brian Knaley.
10.20^#†	Amended and Restated Employment Agreement, effective December 2, 2022, by and between Nuburu and Brian Faircloth.
10.21^#†	Independent Contractor Agreement, effective April 1, 2022, by and between Nuburu and Jean-Michel Pelaprat.
10.22^#	Form of Director Letter Agreement.
10.23	Anzu Designee Letter Agreement dated November 28, 2022, by and among Tailwind and the Holders (as defined therein) (incorporated by reference to Exhibit 10.2 to Tailwind’s Current Report on Form 8-K filed with the SEC on November 29, 2022).
10.24^†	Amended and Restated Lease Agreement between CSM Equities, L.L.C. and Nuburu, Inc., dated September 26, 2019.
21.1^	List of Subsidiaries of Tailwind.
23.1^	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm for Tailwind.
23.2^	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm for Nuburu.
23.3^	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
23.4^	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 8.1).

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Exhibit	Description
24.1^	Powers of Attorney (included on the signature page of the initial filing of this registration statement).
99.1^	Form of Proxy Card for Tailwind’s Special Meeting.
99.2^	Consent of Dr. Mark Zediker as Director Nominee.
99.3^	Consent of Ron Nicol as Director Nominee.
99.4^	Consent of Dr. Ake Almgren as Director Nominee.
99.5	Consent of Daniel Hirsch as Director Nominee.
99.6^	Consent of Lily Yan Hughes as Director Nominee.
99.7^	Consent of Kristi Hummel as Director Nominee.
99.8^	Consent of Elizabeth Mora as Director Nominee.
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Calculation of Filing Fee Table

^	Previously filed.

†	Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#	Indicates management contract or compensatory plan or arrangement.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York on the 8th day of December, 2022.

Tailwind Acquisition Corp.

By:	/s/ Chris Hollod
Name: Chris Hollod
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Chris Hollod	Chief Executive Officer	December 8, 2022
Chris Hollod

/s/ Philip Krim	Chairman	December 8, 2022
Philip Krim

/s/ Matt Eby	Chief Financial Officer	December 8, 2022
Matt Eby

*	Director	December 8, 2022
Alan Sheriff

*	Director	December 8, 2022
Wisdom Lu

*	Director	December 8, 2022
Boris Revsin

*	Director	December 8, 2022
Will Quist

* By:	/s/ Chris Hollod
Chris Hollod
Attorney-in-fact

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